EXHIBIT 10.1

Stock Issuance Cancellation Agreement between Airborne Wireless Network and J. Edward Daniels dated August 11, 2016.

STOCK ISSUANCE CANCELLATION AGREEMENT

THIS STOCK ISSUANCE CANCELLATION AGREEMENT (this "Agreement") is made and entered into effective as of August 11, 2016, by and between Airborne Wireless Network., a Nevada corporation (the "Company"), and J. Edward Daniels (the "Stockholder").

WITNESSETH:

WHEREAS, the Stockholder is the record and beneficial owner of a total of 84,100,000 shares of common stock, $.001 par value, of the Company; and

WHEREAS, the Board of Directors of the Company has approved and the Company has entered into a written Intellectual Property Purchase Agreement by and between the Company, on the one hand , and Apcentive, Inc., a Nevada corporation ("Apcentive"), on the other hand, pursuant to which the Company shall acquire from Apcentive a patent and a trademark (the "Intellectual Property") (the "Purchase Agreement"); and

WHEREAS, pursuant to the terms of the Purchase Agreement, the Company will be required to issue as many as 60,000,000 shares of its $.001 par value common stock as part of the purchase consideration; and

WHEREAS, the Company anticipates that in the future it may be presented with possible financing and acquisition opportunities which may require the issuance of additional shares of its $.001 par value common stock; and

WHEREAS, the Company desires to not be required to amend its Articles of Incorporations (the "Articles") to authorize additional shares of its $.001 par value common stock; and

WHEREAS, in order to enable the Company to have sufficient shares of its $.001 par value common stock to issue in connection with the purchase of the Intellectual Property and to accommodate possible future financing and acquisition plans, without the necessity of amending the Articles, the Stockholder desires to have cancelled and the Company desires to cancel the issuance to the Shareholder of 80,000,000 shares of the Company's $.001 par value common stock owned by the Stockholder as of the date hereof (the "Shares"); and

WHEREAS, the Stockholder and the Company have agreed to cancel the issuance to the Shareholder of the Shares to accommodate the purchase of the Intellectual Property and possible future financing and acquisition plans,

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements set forth herein, and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Cancellation of Shares. Upon the terms and subject to the conditions set forth in this Agreement, upon execution hereof, the Stockholder shall deliver to the Company the certificate(s) representing the Shares, duly executed for cancellation, or accompanied by stock powers duly executed in blank (with a medallion guarantee or such other evidence of signature as the Company's transfer agent may require) whereupon the officers of the Company shall cancel such shares by delivering such certificate(s) to the Company's stock transfer agent for such cancellation.

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2. Representations of Stockholder. The Stockholder represents and warrants to the Company, as of the date hereof, that:

a.

The Stockholder has the legal capacity to execute, deliver and perform his obligations under this Agreement. This Agreement has been duly executed and delivered by Stockholder and is a valid and legally binding agreement of Stockholder enforceable against him in accordance with its terms.

b.

The Stockholder is the sole holder of record of the Shares and the beneficial owner of the Shares, free and clear of all liens and encumbrances, and there exists no restriction on the transfer of the Shares to the Company. Upon execution hereof, Stockholder shall deliver to the Company at good and marketable title to the Shares free and clear of all liens and encumbrances.

c.

No action has been taken by the Stockholder that would give rise to a claim against the Company for a brokerage commission, finder's fee or other similar payment with respect to the transactions contemplated by this Agreement.

3. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada without regard to conflict-of-laws rules.

4. Undertakings. The Stockholder and the Company, and each of them, hereby agree to take whatever action and execute whatever additional documents may be reasonably necessary or advisable in order to carry out and effectuate the intent and purpose of this Agreement.

5. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

6. Entire Agreement. This Agreement and the instruments to be delivered by the parties pursuant hereto represent the entire understanding and agreement between the parties and supersede all prior oral and written and all contemporaneous oral negotiations, commitments and understandings.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first indicated above.

The Company:		The Stockholder:

Airborne Wireless Network		J. Edward Daniels

By:		Signed:
Its:	President

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